SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Consent Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Consent Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

SandRidge Energy, Inc.

(Name of Registrant as Specified In Its Charter)

TPG-Axon Management LP

TPG-Axon Partners GP, L.P.

TPG-Axon GP, LLC

TPG-Axon Partners, LP

TPG-Axon International, L.P.

TPG-Axon International GP, LLC

Dinakar Singh LLC

Dinakar Singh

Stephen C. Beasley

Edward W. Moneypenny

Fredric G. Reynolds

Peter H. Rothschild

Alan J. Weber

Dan A. Westbrook

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

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On February 19, 2013, TPG-Axon Management LP and its affiliates (collectively, "TPG-Axon") sent a letter to the stockholders of SandRidge Energy, Inc. ("SandRidge") expressing its continued concern with Tom Ward's and the current board of directors' record of value destruction at SandRidge and highlighting the recommendation of Institutional Shareholders Services ("ISS") that stockholders support TPG-Axon in its consent solicitation to replace a majority of the incumbent board with TPG-Axon's nominees. A copy of the letter is filed herewith as Exhibit 1. Also on February 19, 2013, TPG-Axon issued a press release announcing the distribution of the foregoing letter to the stockholders, a copy of which is filed herewith as Exhibit 2.

Also on February 19, 2013, TPG-Axon posted to www.shareholdersforsandridge.com (the "Website") a presentation including additional information on related-party land transactions involving Tom Ward and his family (the "Presentation"). A copy of the Presentation is filed herewith as Exhibit 3. TPG-Axon also issued a press release announcing the posting of the Presentation to the Website, a copy of which is filed herewith as Exhibit 4.

Also on February 19, 2013, TPG-Axon updated the homepage of the Website with a graphic announcing ISS's recommendation and posted additional references to the "Letters to Shareholders," "Presentations" and "Press Releases" sections of the Website. Copies of the graphic and additional references posted to such sections of the Website are filed herewith as Exhibit 5.

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